Exhibit 8.3

[Form of Opinion of Wachtell, Lipton, Rosen & Katz as to Tax Matters]

[date]

Comerica Incorporated

Comerica Bank Tower

1717 Main Street, MC 6404

Dallas, Texas 75201

Ladies and Gentlemen:

We have acted as special counsel to Comerica Incorporated, a Delaware corporation (“Buyer”), in connection with the proposed merger (the “Merger”) of Sterling Bancshares Inc., a Texas corporation (“Target”), with and into Buyer pursuant to the Agreement and Plan of Merger made and entered into as of January 16, 2011, by and between Buyer and Target (as amended or supplemented through the date hereof, the “Agreement”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement. At your request, and pursuant to Section 8.2(d) of the Agreement, we are rendering our opinion concerning certain United States federal income tax matters.

In providing our opinion, we have examined the Agreement, the Form S-4 and the proxy statement/prospectus contained therein (as amended or supplemented through the date hereof, the “Registration Statement”) and such other documents as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed that (i) the transaction will be consummated in accordance with the provisions of the Agreement and as described in the Registration Statement (and no transaction or condition described therein and affecting this opinion will be waived by any party), (ii) the Merger will qualify as a statutory merger under the TBOC and the DGCL, (iii) the statements concerning the transaction and the parties thereto set forth in the Agreement are true, complete and correct, and the Registration Statement is true, complete and correct, (iv) the factual statements and representations made by Buyer and Target in their respective officer’s certificates dated as of the date hereof and delivered to us for purposes of this opinion (the “Officer’s Certificates”) are true, complete and correct as of the date hereof and will remain true, complete and correct at all times up to and including the Effective Time, (v) any such statements and representations made in the Officer’s Certificates “to the knowledge of” any

Comerica Incorporated

person or similarly qualified are and will be true, complete and correct without such qualification, and (vi) Buyer, Target and their respective subsidiaries will treat the Merger for United States federal income tax purposes in a manner consistent with the opinion set forth below. If any of the above described assumptions are untrue for any reason or if the transaction is consummated in a manner that is different from the manner described in the Agreement or the Registration Statement, our opinion as expressed below may be adversely affected.

Based upon and subject to the foregoing, we are of the opinion that, under currently applicable United States federal income tax law, the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

We express no opinion on any issue relating to the tax consequences of the transactions contemplated by the Registration Statement other than the opinion set forth above. Our opinion is based on current provisions of the Code, Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service and case law, any of which may be changed at any time with retroactive effect. Any change in applicable Laws or the facts and circumstances surrounding the transaction, or any inaccuracy in the statements, facts, assumptions or representations upon which we have relied, may affect the continuing validity of our opinion as set forth herein. We assume no responsibility to inform Buyer of any such change or inaccuracy that may occur or come to our attention.

We are furnishing this opinion to you solely in connection with the Merger and this opinion is not to be relied upon by any other person or for any other purpose without our prior written consent. We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to a post-effective amendment to the Registration Statement and to the references therein to us. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,